EXHIBIT 99.1

KAUFMAN
ROSSIN &
CO.     PROFESSIONAL
         ASSOCIATION
CERTIFIED PUBLIC ACCOUNTANTS

miami, florida 33133

305 858 5600
305 856 3284 fax


August 13, 2001

Securities and Exchange Commission
450 Fifth Street
Washington, DC

Re: Clements Golden Phoenix Enterprises, Inc.

This letter is written in response to the requirement of Rule 12b-25(c) under the Securities Exchange Act of 1934 and in satisfaction of item (c) of Part II of Form 12b-25.

We are the independent auditors of Clements Golden Phoenix Enterprises, Inc. (the "Registrant"). The Registrant has stated in Part III of its filing on Form 12b-25 that it is unable to timely file, without unreasonable effort or expense, it Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 because our Firm has not yet completed our review of the financial statements of the Registrant for the quarter ended June 30, 2001.

We hereby advise you that we have read the statements  made by the Registrant in
Part III of its filing on Form 12b-25 for the quarter ended June 30, 2001, and agree with the statements made therein as they relate to accounting and auditing matters.



Very truly yours,

/s/ Kaufman, Rossin & Co.
Kaufman, Rossin & Co.





                       MIAMI * FT. LAUDERDALE * BOCA RATON